EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-205829 and 333-209777 on Form S-8 of our report dated June 29, 2017, appearing in this Annual Report on Form 11-K of RTI Employee Savings and Investment Plan for the year ended December 31, 2016.

/s/ Ciuni & Panichi, Inc.

Cleveland, Ohio
June 29, 2017

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